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Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)            ☐

THE BANK OF NEW YORK
(Exact name of trustee as specified in its charter)

New York (State of incorporation if not a U.S. national bank)	13-5160382 (I.R.S. employer identification no.)
One Wall Street, New York, N.Y. (Address of principal executive offices)	10286 (Zip code)

FOUNDATION PA COAL COMPANY
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	42-1638663 (I.R.S. employer identification no.)

FOUNDATION COAL CORPORATION
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-0085077 (I.R.S. employer identification no.)

Alliance Power Marketing, Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	93-1155825 (I.R.S. employer identification no.)

Barbara Holdings Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	25-1292326 (I.R.S. employer identification no.)

Castle Gate Holding Company
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1456620 (I.R.S. employer identification no.)

Coal Gas Recovery, LP
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	30-0210759 (I.R.S. employer identification no.)

Cumberland Coal Resources, LP
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1521723 (I.R.S. employer identification no.)

Delta Mine Holding Company
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	91-1897558 (I.R.S. employer identification no.)

Emerald Coal Resources, LP
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1521724 (I.R.S. employer identification no.)

Foundation American Coal Company, LLC
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	54-1947356 (I.R.S. employer identification no.)

Foundation American Coal Holding, Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	54-1947356 (I.R.S. employer identification no.)

Foundation Coal Development Corporation
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1199429 (I.R.S. employer identification no.)

Foundation Coal Resources Corporation
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1341308 (I.R.S. employer identification no.)

Foundation Coal West, Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	35-1867616 (I.R.S. employer identification no.)

Foundation Energy Sales, Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1130962 (I.R.S. employer identification no.)

Foundation Equipment Company
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1152493 (I.R.S. employer identification no.)

Foundation Midwest Holding Company
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1456626 (I.R.S. employer identification no.)

Foundation Royalty Company
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1456627 (I.R.S. employer identification no.)

Foundation Wyoming Land Company
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	35-1661756 (I.R.S. employer identification no.)

Freeport Mining, LP
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1521725 (I.R.S. employer identification no.)

Freeport Resources Corporation
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1230391 (I.R.S. employer identification no.)

Laurel Creek Co., Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	31-1241957 (I.R.S. employer identification no.)

Maple Meadow Mining Company
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	55-0529664 (I.R.S. employer identification no.)

Pennsylvania Land Holdings Corporation
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1452626 (I.R.S. employer identification no.)

Pennsylvania Services Corporation
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	93-1162601 (I.R.S. employer identification no.)

Plateau Mining Corporation
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-3761213 (I.R.S. employer identification no.)

River Processing Corporation
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1199433 (I.R.S. employer identification no.)

Riverton Coal Production, Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	55-0739658 (I.R.S. employer identification no.)

Rockspring Development, Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	31-1241956 (I.R.S. employer identification no.)

Wabash Mine Holding Company
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	91-1897559 (I.R.S. employer identification no.)

Warrick Holding Company
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	91-1897557 (I.R.S. employer identification no.)

Energy Development Corporation
(Exact name of obligor as specified in its charter)

West Virginia (State or other jurisdiction of incorporation or organization)	25-1209977 (I.R.S. employer identification no.)

Kingston Mining, Inc.
(Exact name of obligor as specified in its charter)

West Virginia (State or other jurisdiction of incorporation or organization)	31-1562659 (I.R.S. employer identification no.)

Kingston Processing, Inc.
(Exact name of obligor as specified in its charter)

West Virginia (State or other jurisdiction of incorporation or organization)	55-0756214 (I.R.S. employer identification no.)

Kingston Resources, Inc.
(Exact name of obligor as specified in its charter)

Kentucky (State or other jurisdiction of incorporation or organization)	61-1093577 (I.R.S. employer identification no.)

Neweagle Coal Sales Corp.
(Exact name of obligor as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	54-1695745 (I.R.S. employer identification no.)

Neweagle Development Corp.
(Exact name of obligor as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	54-1695747 (I.R.S. employer identification no.)

Neweagle Industries, Inc.
(Exact name of obligor as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	54-1695751 (I.R.S. employer identification no.)

Neweagle Mining Corp.
(Exact name of obligor as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	54-1695750 (I.R.S. employer identification no.)

Odell Processing Inc.
(Exact name of obligor as specified in its charter)

West Virginia (State or other jurisdiction of incorporation or organization)	55-0708613 (I.R.S. employer identification no.)

Paynter Branch Mining, Inc.
(Exact name of obligor as specified in its charter)

West Virginia (State or other jurisdiction of incorporation or organization)	55-0746860 (I.R.S. employer identification no.)

Pioneer Fuel Corporation
(Exact name of obligor as specified in its charter)

West Virginia (State or other jurisdiction of incorporation or organization)	55-0545211 (I.R.S. employer identification no.)

Pioneer Mining, Inc.
(Exact name of obligor as specified in its charter)

West Virginia (State or other jurisdiction of incorporation or organization)	55-0746859 (I.R.S. employer identification no.)

Red Ash Sales Company, Inc.
(Exact name of obligor as specified in its charter)

West Virginia (State or other jurisdiction of incorporation or organization)	55-0515479 (I.R.S. employer identification no.)

Rivereagle Corp.
(Exact name of obligor as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	54-1695746 (I.R.S. employer identification no.)

Riverton Capital Ventures I, Limited Liability Company
(Exact name of obligor as specified in its charter)

West Virginia (State or other jurisdiction of incorporation or organization)	55-0746861 (I.R.S. employer identification no.)

Riverton Capital Ventures II, Limited Liability Company
(Exact name of obligor as specified in its charter)

West Virginia (State or other jurisdiction of incorporation or organization)	55-0746862 (I.R.S. employer identification no.)

Riverton Coal Sales, Inc.
(Exact name of obligor as specified in its charter)

West Virginia (State or other jurisdiction of incorporation or organization)	55-0748037 (I.R.S. employer identification no.)

Ruhrkohle Trading Corporation
(Exact name of obligor as specified in its charter)

West Virginia (State or other jurisdiction of incorporation or organization)	55-0266080 (I.R.S. employer identification no.)

Simmons Fork Mining, Inc.
(Exact name of obligor as specified in its charter)

West Virginia (State or other jurisdiction of incorporation or organization)	31-1537134 (I.R.S. employer identification no.)

Southern Resources, Inc.
(Exact name of obligor as specified in its charter)

West Virginia (State or other jurisdiction of incorporation or organization)	55-0548442 (I.R.S. employer identification no.)
999 Corporate Boulevard Suite 300 Linthicum Heights, Maryland (Address of principal executive offices)	21090-2227 (Zip code)

7 1/4% Senior Notes due 2014
(Title of the indenture securities)

1.    General information. Furnish the following information as to the Trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	2 Rector Street, New York, N.Y. 10006, and Albany, N.Y. 12203
Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045
Federal Deposit Insurance Corporation	Washington, D.C. 20429
New York Clearing House Association	New York, New York 10005
  (b)
  Whether it is authorized to exercise corporate trust powers.

        Yes.

2.    Affiliations with Obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.

16.    List of Exhibits.

  Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

  1.
  A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

  4.
  A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

  6.
  The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

  7.
  A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

        Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the day of.

THE BANK OF NEW YORK

By:	/s/ VAN K. BROWN
	Name:	VAN K. BROWN
	Title:	VICE PRESIDENT

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Exhibit 25.1